                                                                     EXHIBIT 4.1

================================================================================


                         REGISTRATION RIGHTS AGREEMENT

                                  by and among

                              IVI CHECKMATE CORP.

                                      and

                                 INGENICO S.A.


                                 _____________



                           Dated as of April 6, 2001



================================================================================

                                TABLE OF CONTENTS

Section                                                                     Page

1. Definitions..............................................................  1

2. Registration Under the Securities Act....................................  4

   (a) Required Registration................................................  4
   (b) Required Shelf Registration..........................................  6
   (c) Incidental Registration..............................................  8
   (d) Expenses.............................................................  9
   (e) Effective Registration Statement; Suspension......................... 10
   (f) Selection of Underwriters............................................ 10

3. Restrictions on Public Sale by the Company............................... 11

4. Registration Procedures.................................................. 11

5. Indemnification; Contribution............................................ 16

   (a) Indemnification by the Company....................................... 16
   (b) Indemnification by Holders........................................... 16
   (c) Conduct of Indemnification Proceedings............................... 17
   (d) Contribution......................................................... 18

6. Miscellaneous............................................................ 19

   (a) No Inconsistent Agreements........................................... 19
   (b) Amendments and Waivers............................................... 19
   (c) Notices.............................................................. 20
   (d) Successors and Assigns............................................... 20
   (e) Recapitalizations, Exchanges, etc., Affecting Registrable Securities. 20
   (f) Counterparts......................................................... 21
   (g) Descriptive Headings, Etc............................................ 21
   (h) Severability......................................................... 21
   (i) Governing Law........................................................ 21
   (j) Specific Performance................................................. 21
   (k) Entire Agreement..................................................... 21


                                      (i)

          REGISTRATION RIGHTS AGREEMENT (the "Agreement") dated as of April 6,
                                              ---------
2001, by and between IVI Checkmate Corp., a Delaware corporation (the "Company"), Ingenico S.A., a societe anonyme organized under the laws of France
 -------
("Parent") and any other Person (as hereinafter defined) that shall from and
  ------
after the date hereof acquire or otherwise be the transferee of any Registrable Securities (as hereinafter defined) and who shall be a Permitted Transferee (as hereinafter defined) of Parent (herein referred to collectively as the "Holders"
                                                                        -------
and individually as a "Holder", and each term shall be deemed to include Parent
                       ------
unless otherwise specified).

          WHEREAS, the Company has entered into an Agreement and Plan of Merger, dated as of April 6, 2001 (the "Merger Agreement"), with Parent and Idaho
                                ----------------
Acquisition Corp., a Delaware corporation and a wholly-owned subsidiary of Parent ("Merger Sub"), providing for, among other things, a merger of Merger Sub
         ----------
with and into the Company (the "Merger"), whereby each issued share of the
                                ------
Company's common stock (the "Common Stock") shall be converted into the right to
                             ------------
receive $3.30 in cash without interest thereon, upon the terms and subject to the conditions set forth in the Merger Agreement;

          WHEREAS, Parent beneficially owns 4,164,869 shares of Common Stock;
and

          WHEREAS, in order to induce Parent to enter into the Merger Agreement, the Company has agreed to provide registration rights on the terms and subject to the conditions provided herein;

          NOW THEREFORE, in consideration of the promises and the representations, warranties and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and intending to be legally bound hereby, the parties hereto agree as follows:

          Section 1.  Definitions.

          (a) As used in this Agreement, the following terms shall have the following meanings:

          "Affiliate" shall have the meaning set forth in Rule 12b-2 promulgated
           ---------
under the Exchange Act.

          "Blackout Period" shall have the meaning set forth in Section
           ---------------
2(a)(iv).

          "Common Stock" shall have the meaning set forth in the preamble.
           ------------

          "Company" shall have the meaning set forth in the preamble and shall
           -------
also include the Company's successors.

          "Equity Investment" shall have the meaning set forth in the preamble.
           -----------------

          "Exchange Act" shall mean the Securities Exchange Act of 1934, as
           ------------
amended from time to time.

          "Holder" shall have the meaning set forth in the preamble.
           ------

          "Incidental Registration" shall mean a registration required to be
           -----------------------
effected by the Company pursuant to Section 2(c).

          "Incidental Registration Statement" shall mean a Registration
           ---------------------------------
Statement of the Company, as provided in Section 2(c), which covers any of the Registrable Securities on an appropriate form in accordance with the Securities Act and all amendments and supplements to such Registration Statement, including post-effective amendments, in each case including the Prospectus contained therein, all exhibits thereto and all material incorporated by reference therein.

          "Majority Holders" shall mean Holders of Common Stock representing in
           ----------------
the aggregate a majority of the aggregate number of outstanding Common Stock beneficially owned by Holders.

          "Merger" shall have the meaning set forth in the preamble.
           ------

          "Merger Agreement" shall have the meaning set forth in the preamble.
           ----------------

          "Merger Sub" shall have the meaning set forth in the preamble.
           ----------

          "NASD" shall mean the National Association of Securities Dealers, Inc.
           ----

          "Notice of Request" shall have the meaning set forth in Section
           -----------------
2(a)(i).

          "Permitted Transferee" shall mean any Person which would be a
           --------------------
"qualified institutional buyer" within the meaning of Rule 144A under the Securities Act.

          "Person" shall mean any individual, limited or general partnership,
           ------
corporation, trust, joint venture, association, joint stock company or unincorporated organization.

          "Prospectus" shall mean the prospectus included in a Registration
           ----------
Statement, including any preliminary Prospectus, and any such Prospectus as amended or supplemented by any prospectus supplement with respect to the terms of the offering of any portion of the Registrable Securities and by all other amendments and supplements to such Prospectus, including post-effective amendments, and in each case including all material incorporated by reference therein.

          "Registrable Securities" shall mean shares of Common Stock
           ----------------------
beneficially owned by any Holder, but shall not include any share of Common Stock (i) which has been effectively registered under the Securities Act and disposed of in accordance with a Registration Statement covering such security or (ii) which has been distributed to the public pursuant to Rule 144 under the Securities Act.

          "Registration Expenses" shall mean (i) all registration, listing,
           ---------------------
qualification and filing fees (including NASD filing fees), (ii) fees and disbursements of separate counsel for each of the Company on the one hand and all of the Holders on the other hand, (iii) accounting fees incident to any such registration, (iv) blue sky fees and expenses (including counsel fees in connection with the preparation of a Blue Sky Memorandum and legal investment survey), (v) all expenses of any Persons in preparing or assisting in preparing, printing, distributing, mailing and delivering any Registration Statement, any Prospectus, any underwriting agreements, transmittal letters, securities sales agreements, securities certificates and other documents relating to the performance of and compliance with this Agreement, (vi) the expenses incurred in connection with making road show presentations and holding meetings with potential investors to facilitate the distribution and sale of Registrable Securities which are customarily borne by the issuer, and (v) all internal expenses of the Company (including all salaries and expenses of officers and employees performing legal or accounting duties); provided, however, Registration Expenses shall not include any Selling Expenses.

          "Registration Statement" shall mean any registration statement of the
           ----------------------
Company which covers any Registrable Securities and all amendments and supplements to any such registration statement, including post-effective amendments, in each case including the Prospectus contained therein, all exhibits thereto and all material incorporated by reference therein.

          "Required Registration" shall mean a registration required to be
           ---------------------
effected pursuant to Section 2(a).

          "Required Registration Statement" shall mean a Registration Statement
           -------------------------------
which covers the Registrable Securities requested to be included therein pursuant to the provisions of Section 2(a) on an appropriate form (in accordance with Section 4(a) hereof) pursuant to the Securities Act, and which form shall be available for the sale of the Registrable Securities in accordance with the intended method or methods of distribution thereof, and all amendments and supplements to such Registration Statement, including post-effective amendments, in each case including the Prospectus contained therein, all exhibits thereto and all material incorporated by reference therein.

          "Required Shelf Registration" shall have the meaning set forth in
           ---------------------------
Section 2(b)(ii).

          "Required Shelf Registration Statement" shall have the meaning set
           -------------------------------------
forth in Section 2(b)(i).

          "SEC" shall mean the Securities and Exchange Commission.
           ---

          "Securities Act" shall mean the Securities Act of 1933, as amended
           --------------
from time to time.

          "Selling Expenses" shall mean underwriting discounts, selling
           ----------------
commissions and stock transfer taxes applicable to the shares registered by the Holders.

          "Shelf Registration Statement" shall have the meaning set forth in
           ----------------------------
Section 2(b)(i).

          "Shelf Request" shall have the meaning set forth in Section 2(b)(ii).
           -------------

          "Underwriter" shall have the meaning set forth in Section 5(a).
           -----------

          "Underwritten Offering" shall mean a sale of securities of the Company
           ---------------------
to an Underwriter or Underwriters for reoffering to the public.

          "Withdrawn Request" shall have the meaning set forth in Section
           -----------------
2(a)(iii).

          "Withdrawn Required Registration" shall have the meaning set forth in
           -------------------------------
Section 2(a)(iii).

          (b) Capitalized terms used herein and not otherwise defined shall have the meanings assigned such terms in the Merger Agreement.

          Section 2.  Registration Under the Securities Act.

          (a)  Required Registration.
               ---------------------

          (i) At any time after the termination of the Merger Agreement, one or more Holders of Registrable Securities shall have the right to request in writing (a "Request") (which Request shall specify the Registrable Securities
            -------
intended to be disposed of by such Holders and the intended method of distribution thereof) that the Company register such Holders' Registrable Securities by filing with the SEC a Required Registration Statement. Upon the receipt of such a Request, the Company will, by the fifth business day thereafter, give written notice of such Request to all Holders (a "Notice of
                                                                   ---------
Request"), and, not later than the 20th calendar day after the receipt of such
-------
Request by the Company, the Company will cause to be filed with the SEC a Required Registration Statement covering the Registrable Securities which the Company has been so requested to register in such Request and all other Registrable Securities which the Company has been requested to register by Holders thereof (other than the Holder(s) initiating the Request) by written request given to the Company within 6 business days after the giving of such Notice of Request, providing for the registration under the Securities Act of the Registrable Securities which the Company has been so requested to register by all such Holders, to the extent necessary to permit the disposition of such Registrable Securities so to be registered in accordance with the intended methods of distribution thereof specified in such Request or further requests, and shall use its reasonable best efforts to have such Required Registration Statement declared effective by the SEC as soon as reasonably practicable thereafter (but in no event later than the 90th calendar day after the receipt of such a Request) and to keep such Required Registration Statement continuously effective for a period of at least 60 calendar days (or, in the case of an Underwritten Offering, such period as the Underwriters shall reasonably require) following the date on which such Required Registration Statement is declared effective (or such shorter period which will terminate when all of the Registrable Securities covered by such Required Registration Statement have been sold pursuant thereto), including, if necessary, by filing with the SEC a post-effective amendment or a supplement to the Required Registration Statement or the related Prospectus or any document incorporated therein by reference or by filing any other required document or otherwise supplementing or amending the Required

Registration Statement, if required by the rules, regulations or instructions applicable to the registration form used by the Company for such Required Registration Statement or by the Securities Act, the Exchange Act, any state securities or blue sky laws or any rules and regulations thereunder.

          (ii)  The Company shall not be required to effect, pursuant to this
Section 2(a), (x) the initial Required Registration hereunder unless Parent, or Holders beneficially owning at least 500,000 shares of Common Stock, have initiated or joined in such Request, and (y) any subsequent Required Registration hereunder unless initiated or joined in by Parent, or Holders beneficially owning at least 250,000 shares of Common Stock.

          (iii) A Request may be withdrawn prior to the filing of the Required Registration Statement by Parent where Parent made such Request (a "Withdrawn
                                                                    ---------
Request") and a Required Registration Statement may be withdrawn prior to the
-------
effectiveness thereof by the Holders of a majority of the Registrable Securities included therein (a "Withdrawn Required Registration"), and, in either such
                     -------------------------------
event, such withdrawal shall not be treated as a Required Registration for purposes of Section 2(a)(v).

          (iv) Notwithstanding the foregoing, the Company may delay the filing of a Registration Statement required pursuant to this Section 2(a) or suspend sales under the shelf Registration Statement if the Board of Directors of the Company, by a majority vote, determines that such filing would adversely affect any contemplated corporate event (including, without limitation, causing premature disclosure of corporate information) or if the Company in good faith intends to raise capital in the public or capital markets within 30 days; provided, however, that such delay shall not exceed 90 days (a "Blackout
                                                                --------
Period"); provided further that after any initial Blackout Period the Company
------
may not invoke a subsequent Blackout Period until 12 months elapse from the end of any previous Blackout Period and the number of days in each Blackout Period shall be deemed to effect a day-for-day extension of the three-year period referred to in the first sentence of this Section 2(a) and the first sentence of
Section 2(b), and the three-year period referred to in the proviso to the second sentence of Section 6(a); and provided further that no delay in filing a Registration Statement or suspension of sales under the shelf Registration Statement shall be permitted as a result of the Company's good faith intention to raise capital in the public or capital markets during the first six months following effectiveness of the shelf Registration Statement (such six month period to be extended for the number days during which the Company invokes any Blackout Period pursuant to the Board of Directors of the Company, by a majority vote, determining that such filing would adversely affect any contemplated corporate event (including, without limitation, causing premature disclosure of corporate information)).

          (v) The Holders shall be entitled to a total of 3 Required Registrations during the term of this Agreement. The Holders, in their sole discretion, may make one such Required Registration a Required Shelf Registration in accordance with Section 2(b).

          (vi) If a Required Registration pursuant to this Section 2(a) involves an Underwritten Offering, and the sole Underwriter or the lead managing Underwriter, as the case may be, of such Underwritten Offering shall advise the Company in writing (with a copy to each

Holder requesting registration) on or before the date 5 days prior to the date then scheduled for such offering that, in its opinion, the amount of Registrable Securities requested to be included in such Required Registration exceeds the amount which can be sold in such offering without adversely affecting the distribution of the Registrable Securities being offered, the Company will include in such Required Registration only the amount of Registrable Securities that the Company is so advised can be sold in such offering; provided, however, that the Company shall be required to include in such Required Registration first, all Registrable Securities requested to be included in the Required Registration by the Holders and, to the extent not all such Registrable Securities can be included in such Required Registration, the number of Registrable Securities to be included shall be allocated pro rata on the basis of the number of shares of Common Stock beneficially owned at that time by all the Holders requesting to participate in the Required Registration or on such other basis as shall be agreed among the Holders, by agreement of the Majority Holders; and second, if all Registrable Securities requested to be included in the Required Registration by the Holders can be so included, all other securities requesting, in accordance with any registration rights which are granted in compliance with Section 6(a), to be included in such Required Registration which are of the same class as the Registrable Securities and, to the extent not all such securities can be included in such Required Registration, the number of securities to be included shall be allocated pro rata among the holders thereof requesting inclusion in such Required Registration on the basis of the number of securities requested to be included by all such Holders.

          (vii) The registration rights granted pursuant to the provisions of this Section 2(a) shall be in addition to the registration rights granted pursuant to the other provisions of this Section 2.

          (b)  Required Shelf Registration.
               ---------------------------

          (i) The Company agrees that, as promptly as practical after the termination of the Merger Agreement, and in any event no later than 90 days thereafter, after the date on which the Merger Agreement is terminated, the Company shall use its reasonable best efforts to prepare and file with the Commission a "shelf" Registration Statement on Form S-1 or Form S-3 for an offering to be made on a continuous basis pursuant to Rule 415 (or any successor rule) (the "Shelf Registration Statement") covering all of the Registrable
            ----------------------------
Securities. The Company will use its reasonable best efforts to have such Shelf Registration Statement declared effective by the SEC on or as soon as practicable after the date hereof. The Company shall use its reasonable best efforts to keep the Shelf Registration Statement continuously effective until the earlier of (A) the date the Holders can sell all their shares of Registrable Securities without any restrictions under Rule 144 and (B) the date on which no Registrable Securities remain outstanding. In the event the Company has complied with this Section by using a Form S-3 and becomes ineligible to use such Form, it shall use its reasonable best efforts to substitute therefor, as soon as practicable, a Form S-1 covering the Registrable Securities.

          (ii) If the Company shall at any time receive a request in writing (a "Shelf Request") from Parent, or from any Holder or Holders holding a minimum of
 -------------
10% of the Registrable Securities then outstanding (but in no event less than 200,000 shares (which number shall be adjusted in accordance with all splits, pro rata stock dividends or reclassifications of the Common Stock)) requesting an Underwritten Offering of Registrable Securities under the Shelf Registration Statement that has anticipated aggregate proceeds at the time of the request (net of underwriting discounts, commissions and expenses) in excess of $2 million (a "Required Shelf
                                                                 --------------
Registration"), the Company shall, subject to the terms and conditions hereof,
------------
be obligated to use its reasonable best efforts to facilitate such proposed Underwritten Offering pursuant to the terms of this Agreement.

          (iii) Following receipt of a Shelf Request, the Company shall promptly, but in no event later than the fifth business day following receipt of such Shelf Request, give a Notice of Offering to all Holders (other than the Holder or Holders that made the Shelf Request), which shall set forth the right of such Holders to include any or all shares of Registrable Securities held by such Holders in the proposed offering, subject to the terms of this Agreement.

          (iv) If at any time any of the Holders of the Registrable Securities covered by the Shelf Registration Statement desire to sell Registrable Securities in an Underwritten Offering (which for the purposes of this Agreement shall not be deemed to include block trades) in accordance with the limitations of this Section 2(b)(iv), the investment banker or investment bankers that will manage the offering will be nationally recognized underwriters selected jointly by the Company, the Holder initiating such underwritten offering and the Holders owning a majority of the Registrable Securities held by Holders included in such offering.

          (v) If a Required Shelf Registration pursuant to this Section 2(b) involves an Underwritten Offering, and the sole Underwriter or the lead managing Underwriter, as the case may be, of such Underwritten Offering shall advise the Company in writing (with a copy to each Holder requesting registration) on or before the date 5 days prior to the date then scheduled for such offering that, in its opinion, the amount of Registrable Securities requested to be included in such Required Shelf Registration exceeds the amount which can be sold in such offering without adversely affecting the distribution of the Registrable Securities being offered, the Company will include in such Required Shelf Registration only the amount of Registrable Securities that the Company is so advised can be sold in such offering; provided, however, that the Company shall be required to include in such Required Shelf Registration first, all Registrable Securities requested to be included in the Required Shelf Registration by the Holders and, to the extent not all such Registrable Securities can be included in such Required Shelf Registration, the number of Registrable Securities to be included shall be allocated pro rata on the basis of the number of shares of Common Stock beneficially owned at that time by all the Holders requesting to participate in the Required Shelf Registration or on such other basis as shall be agreed among the Holders, by agreement of the Majority Holders; and second, if all Registrable Securities requested to be included in the Required Shelf Registration by the Holders can be so included, all other securities requesting, in accordance with any registration rights which are granted in compliance with Section 6(a) of this Agreement, to be included in such Required Shelf Registration which are of the same class as the Registrable Securities and, to the extent not all such securities can be included in such Required Shelf Registration, the number of securities to be included shall be allocated pro rata among the holders thereof requesting inclusion in such

Required Shelf Registration on the basis of the number of securities requested to be included by all such Holders.

          (vi) A Shelf Request may be withdrawn prior to the filing of the Shelf Registration Statement by Parent where Parent made such Request (a "Withdrawn Shelf Request"), and a Required Shelf Registration Statement may be
 -----------------------
withdrawn prior to the effectiveness thereof by the Holders of a majority of the Registrable Securities included therein (a "Withdrawn Required Shelf
                                            ------------------------
Registration"), and, in either such event, such withdrawal shall not be treated
------------
as a Required Registration or a Required Shelf Registration  for purposes of
Section 2(a)(v).

          (vii) The registration rights granted pursuant to the provisions of this Section 2(b) shall be in addition to the registration rights granted pursuant to the other provisions of this Section 2.

          (c)  Incidental Registration.
               -----------------------

          (i) If at any time after the date hereof, the Company proposes to register any of its Common Stock under the Securities Act (other than (A) any registration of public sales or distributions solely by and for the account of the Company of securities issued (x) pursuant to any employee benefit or similar plan or any dividend reinvestment plan or (y) in any acquisition by the Company, or (B) pursuant to Sections 2(a) or (b) hereof), either in connection with a primary offering for cash for the account of the Company or a secondary offering, the Company will, each time it intends to effect such a registration, give written notice to all Holders of Registrable Securities at least 10 business days prior to the initial filing of a Registration Statement with the SEC pertaining thereto, informing such Holders of its intent to file such Registration Statement and of the Holders' rights to request the registration of the Registrable Securities held by the Holders under this Section 2(c) (the "Company Notice"). Upon the written request of any Holder made within 5
---------------
business days after any such Company Notice is given (which request shall specify the Registrable Securities intended to be disposed of by such Holder and such Holder's Permitted Transferees and, unless the applicable registration is intended to effect a primary offering of Common Stock for cash for the account of the Company, the intended method of distribution thereof), the Company will use its reasonable best efforts to effect the registration under the Securities Act of all Registrable Securities which the Company has been so requested to register by such Holders to the extent required to permit the disposition (in accordance with the intended methods of distribution thereof or, in the case of a registration which is intended to effect a primary offering for cash for the account of the Company, in accordance with the Company's intended method of distribution) of the Registrable Securities so requested to be registered, including, if necessary, by filing with the SEC a post-effective amendment or a supplement to the Incidental Registration Statement or the related Prospectus or any document incorporated therein by reference or by filing any other required document or otherwise supplementing or amending the Incidental Registration Statement, if required by the rules, regulations or instructions applicable to the registration form used by the Company for such Incidental Registration Statement or by the Securities Act, any state securities or blue sky laws, or any rules and regulations thereunder; provided, however, that if, at any time after giving written notice of its intention to register any securities and prior to the effective date of the Incidental Registration Statement filed in connection with such registration, the Company shall determine for any reason not to register or to delay registration of such securities, the Company may, at its election, give written notice of such determination to each Holder of Registrable Securities and, thereupon, (A) in the case of a determination not to register, the Company shall be relieved of its obligation to register any Registrable Securities in connection with such registration (but not from its obligation to pay the Registration Expenses incurred in connection therewith), and (B) in the case of a determination to delay such registration, the Company shall be permitted to delay registration of any Registrable Securities requested to be included in such Incidental Registration Statement for the same period as the delay in registering such other securities.

          (ii) If a registration pursuant to this Section 2(b) involves an Underwritten Offering of the securities so being registered, whether or not for sale for the account of the Company, and the sole Underwriter or the lead managing Underwriter, as the case may be, of such Underwritten Offering shall advise the Company in writing (with a copy to each Initial Holder of Registrable Securities requesting registration) on or before the date 5 days prior to the date then scheduled for such offering that, in its opinion, the amount of securities (including Registrable Securities) requested to be included in such registration exceeds the amount which can be sold in (or during the time of) such offering without adversely affecting the distribution of the securities being offered, then the Company will include in such registration first, all the securities entitled to be sold pursuant to such Registration Statement without reference to the incidental registration rights of any holder (including Holders), and second, the amount of other securities (including Registrable Securities) requested to be included in such registration that the Company is so advised can be sold in (or during the time of) such offering, allocated, if necessary, pro rata among the holders (including the Holders) thereof requesting such registration on the basis of the number of the securities (including Registrable Securities) beneficially owned at the time by the holders (including Holders) requesting inclusion of their securities; provided, however, that in the event the Company will not, by virtue of this paragraph, include in any such registration all of the Registrable Securities of any Holder requested to be included in such registration, such Holder may, upon written notice to the Company given within 3 days of the time such Holder first is notified of such matter, reduce the amount of Registrable Securities it desires to have included in such registration, whereupon only the Registrable Securities, if any, it desires to have included will be so included and the Holders not so reducing shall be entitled to a corresponding increase in the amount of Registrable Securities to be included in such registration.

          (iii) The registration rights granted pursuant to the provisions of this Section 2(c) shall be in addition to the registration rights granted pursuant to the other provisions of this Section 2.

          (d) Expenses.  The Company agrees to pay all Registration Expenses in
              --------
connection with (i) each of the registrations requested pursuant to Section 2(a) and Section 2(b) and (ii) each registration as to which Holders request inclusion of Registrable Securities pursuant to Section 2(c). All Selling Expenses relating to securities registered on behalf of Holders shall be borne by the Holders of shares included in such registration, other selling stockholders and the Company pro rata on the basis of the number of shares of Common Stock so registered.

          (e) Effective Registration Statement; Suspension.  Subject to Sections
              --------------------------------------------
2(a)(iii) and 2(b)(vi), as applicable, a Registration Statement pursuant to
Section 2(a), 2(b) or 2(c), as the case may be, will not be deemed to have become effective (and the related registration will not be deemed to have been effected) unless it has been declared effective by the SEC prior to a request by the Holders of a majority of the Registrable Securities included in such registration that such Registration Statement or Shelf Registration Statement, as the case may be, be withdrawn; provided, however, that if, after it has been declared effective, the offering of any Registrable Securities pursuant to such Registration Statement or Shelf Registration Statement, as the case may be, is interfered with by any stop order, injunction or other order or requirement of the SEC or any other governmental agency or court, such Registration Statement or Shelf Registration Statement, as the case may be, will be deemed not to have become effective and the related registration will not be deemed to have been effected.

          Any period during which the Company fails to keep any Required Registration Statement or Shelf Registration Statement, as the case may be, effective and usable for resale of Registrable Securities shall be referred to as a "Suspension Period." A Suspension Period shall commence on and include the
      -----------------
date that the Company gives notice that any Required Registration Statement or Shelf Registration Statement, as the case may be, is no longer effective or usable for resale of Registrable Securities to and including the date when each Holder of Registrable Securities covered by such Required Registration Statement or Shelf Registration Statement, as the case may be, either receives the copies of the supplemented or amended Prospectus contemplated by Section 4(j) or is advised in writing by the Company that the use of the Prospectus may be resumed. In the event of one or more Suspension Periods, the applicable time period referenced in the first paragraph of Section 2(a)(i)) shall be extended by the number of days included in each such Suspension Period, and, in the event any Suspension Period occurs sooner than 30 days after the end of the previous Suspension Period or 30 days after the initial effectiveness of any Required Registration Statement or Shelf Registration Statement, as the case may be, none of the days between such Suspension Periods or prior to such Suspension Period shall be included in computing such applicable time period.

          (f) Selection of Underwriters.  At any time or from time to time, the
              -------------------------
Holders of a majority of the Registrable Securities covered by a Required Registration Statement or Shelf Registration Statement, as the case may be, may elect to have such Registrable Securities sold in an Underwritten Offering and may select the investment banker or investment bankers and manager or managers that will serve as lead and co-managing Underwriters with respect to the offering of such Registrable Securities, subject to the consent of the Company which shall not be unreasonably withheld. No Holder may participate in any Underwritten Offering hereunder unless such Holder (a) agrees to sell such Holder's securities on the basis provided in any underwriting arrangements approved by the Persons entitled hereunder to approve such arrangements and (b) completes and executes all questionnaires, powers of attorney, custody agreements, indemnities, underwriting agreements and other documents required under the terms of such Underwritten Offering.

          Section 3.  Restrictions on Public Sale by the Company.

          If requested by the sole Underwriter or lead managing Underwriter(s) in such Underwritten Offering, the Company agrees not to effect any public sale or distribution (other than, in the case of the Company, public sales or distributions solely by and for the account of the Company of securities issued pursuant to any employee benefit or similar plan or any dividend reinvestment plan) of any securities during the period commencing on the date the Company receives a Request from Parent and continuing until 90 days after the commencement of an Underwritten Offering (or for such shorter period as the sole or lead managing Underwriter shall request) unless earlier terminated by the sole Underwriter or lead managing Underwriter(s) in such Underwritten Offering.

          Section 4.  Registration Procedures.

          In connection with the obligations of the Company pursuant to Section 2, the Company shall use its reasonable best efforts to effect or cause to be effected the registration of the Registrable Securities under the Securities Act to permit the sale of such Registrable Securities by the Holders in accordance with their intended method or methods of distribution, and the Company shall:

          (a) (i)  prepare and file a Registration Statement with the SEC which
(x) shall be on Form S-3 (or any successor to such form), if available, (y) shall be available for the sale or exchange of the Registrable Securities in accordance with the intended method or methods of distribution by the selling Holders thereof, and (z) shall comply as to form with the requirements of the applicable form and include all financial statements required by the SEC to be filed therewith and all other information reasonably requested by the lead managing Underwriter or sole Underwriter, if applicable, to be included therein,
(ii) use its reasonable best efforts to cause such Registration Statement to become effective and remain effective in accordance with Section 2, (iii) use its reasonable best efforts to not take any action that would cause a Registration Statement to contain a material misstatement or omission or to be not effective and usable for resale of Registrable Securities during the period that such Registration Statement is required to be effective and usable, and
(iv) cause each Registration Statement and the related Prospectus and any amendment or supplement thereto, as of the effective date of such Registration Statement, amendment or supplement (x) to comply in all material respects with any requirements of the Securities Act and the rules and regulations of the SEC and (y) not to contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading;

          (b) subject to paragraph (j) of this Section 4, prepare and file with the SEC such amendments and post-effective amendments to each such Registration Statement, as may be necessary to keep such Registration Statement effective for the applicable period; cause each such Prospectus to be supplemented by any required prospectus supplement, and as so supplemented to be filed pursuant to Rule 424 under the Securities Act; and comply with the provisions of the Securities Act with respect to the disposition of all securities covered by each Registration Statement during the applicable period in accordance with the intended method or methods of distribution by the selling Holders thereof, as set forth in such Registration Statement;

          (c) furnish to each Holder of Registrable Securities and to each Underwriter of an Underwritten Offering of Registrable Securities, if any, without charge, as many copies of each Prospectus, including each preliminary Prospectus, and any amendment or supplement thereto and such other documents as such Holder or Underwriter may reasonably request in order to facilitate the public sale or other disposition of the Registrable Securities; the Company hereby consents to the use of the Prospectus, including each preliminary Prospectus, by each Holder of Registrable Securities and each Underwriter of an Underwritten Offering of Registrable Securities, if any, in connection with the offering and sale of the Registrable Securities covered by the Prospectus or the preliminary Prospectus (the Holders hereby agreeing not to make a broad public dissemination of a form of preliminary Prospectus which is designed to be a "quiet filing" without the Company's consent, such consent to not be withheld unreasonably);

          (d) (i) use its reasonable best efforts to register or qualify the Registrable Securities, no later than the time the applicable Registration Statement is declared effective by the SEC, under all applicable state securities or "blue sky" laws of such jurisdictions as each Underwriter, if any, or any Holder of Registrable Securities covered by a Registration Statement, shall reasonably request; (ii) use its reasonable best efforts to keep each such registration or qualification effective during the period such Registration Statement is required to be kept effective; and (iii) do any and all other acts and things which may be reasonably necessary or advisable to enable each such Underwriter, if any, and Holder to consummate the disposition in each such jurisdiction of such Registrable Securities owned by such Holder; provided, however, that the Company shall not be obligated to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to consent to be subject to general service of process (other than service of process in connection with such registration or qualification or any sale of Registrable Securities in connection therewith) in any such jurisdiction;

          (e) notify each Holder of Registrable Securities promptly, and, if requested by such Holder, confirm such advice in writing, (i) when a Registration Statement has become effective and when any post-effective amendments and supplements thereto become effective, (ii) of the issuance by the SEC or any state securities authority of any stop order, injunction or other order or requirement suspending the effectiveness of a Registration Statement or the initiation of any proceedings for that purpose, (iii) if, between the effective date of a Registration Statement and the closing of any sale of securities covered thereby pursuant to any agreement to which the Company is a party, the representations and warranties of the Company contained in such agreement cease to be true and correct in all material respects or if the Company receives any notification with respect to the suspension of the qualification of the Registrable Securities for sale in any jurisdiction or the initiation of any proceeding for such purpose, and (iv) of the happening of any event during the period a Registration Statement is effective as a result of which such Registration Statement or the related Prospectus contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading;

          (f) furnish counsel for each such Underwriter, if any, and for the Holders of Registrable Securities copies of any request by the SEC or any state securities authority for amendments or supplements to a Registration Statement and Prospectus or for additional information;

          (g) use its reasonable best efforts to obtain the withdrawal of any order suspending the effectiveness of a Registration Statement at the earliest possible time;

          (h) upon request, furnish to the sole Underwriter or lead managing Underwriter of an Underwritten Offering of Registrable Securities, if any, without charge, at least one signed copy of each Registration Statement and any post-effective amendment thereto, including financial statements and schedules, all documents incorporated therein by reference and all exhibits; and furnish to each Holder of Registrable Securities, without charge, at least one conformed copy of each Registration Statement and any post-effective amendment thereto (without documents incorporated therein by reference or exhibits thereto, unless requested);

          (i) cooperate with the selling Holders of Registrable Securities and the sole Underwriter or lead managing Underwriter of an Underwritten Offering of Registrable Securities, if any, to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be sold and not bearing any restrictive legends; and enable such Registrable Securities to be in such denominations (consistent with the provisions of the governing documents thereof) and registered in such names as the selling Holders or the sole Underwriter or lead managing Underwriter of an Underwritten Offering of Registrable Securities, if any, may reasonably request at least three business days prior to any sale of Registrable Securities;

          (j) upon the occurrence of any event contemplated by paragraph (e)(iv) of this Section, use its reasonable best efforts to prepare a supplement or post-effective amendment to a Registration Statement or the related Prospectus, or any document incorporated therein by reference, or file any other required document so that, as thereafter delivered to the purchasers of the Registrable Securities, such Prospectus will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;

          (k) enter into customary agreements (including, in the case of an Underwritten Offering, underwriting agreements in customary form, and including provisions with respect to indemnification and contribution in customary form and consistent with the provisions relating to indemnification and contribution contained herein) and take all other customary and appropriate actions in order to expedite or facilitate the disposition of such Registrable Securities and in connection therewith:

          (1) make such representations and warranties to the Holders of such Registrable Securities and the Underwriters, if any, in form, substance and scope as are customarily made by issuers to underwriters in similar underwritten offerings;

          (2) obtain opinions of counsel to the Company and updates thereof (which counsel and opinions (in form, scope and substance) shall be reasonably satisfactory to the lead managing Underwriter, if any, and the holders of a majority of the Registrable Securities being sold) addressed to each selling Holder and the Underwriters, if any, covering the matters customarily covered in opinions requested in sales of securities or underwritten offerings and such other matters as may be reasonably requested by such Holders and Underwriters;

          (3) obtain "cold comfort" letters and updates thereof from the Company's independent certified public accountants addressed to the selling Holders of Registrable Securities, if permissible, and the Underwriters, if any, which letters shall be customary in form and shall cover matters of the type customarily covered in "cold comfort" letters to underwriters in connection with primary underwritten offerings;

          (4) to the extent requested and customary for the relevant transaction, enter into a securities sales agreement with the Holders and such representative of the selling Holders as the Majority Holders of the Registrable Securities covered by any Registration Statement relating to the Registration and providing for, among other things, the appointment of such representative as agent for the selling Holders for the purpose of soliciting purchases of Registrable Securities, which agreement shall be customary in form, substance and scope and shall contain customary representations, warranties and covenants; and

          (5) deliver such customary documents and certificates as may be reasonably requested by the Majority Holders of the Registrable Securities being sold or by the managing Underwriters, if any.

The above shall be done (i) at the effectiveness of such Registration Statement (and each post-effective amendment thereto) in connection with any registration, and (ii) at each closing under any underwriting or similar agreement as and to the extent required thereunder;

          (l) make available for inspection by representatives of the Holders and any Underwriters participating in any disposition pursuant to a Registration Statement and any counsel or accountant retained by such Holders or Underwriters, all relevant financial and other records, pertinent corporate documents and properties of the Company and cause the respective officers, directors and employees of the Company to supply all information reasonably requested by any such representative, Underwriter, counsel or accountant in connection with a Registration Statement;

          (m) (i) within a reasonable time prior to the filing of any Registration Statement, any Prospectus, any amendment to a Registration Statement or amendment or supplement to a Prospectus, provide copies of such document to the Holders and the Holders' counsel and to the Underwriter or Underwriters of an Underwritten Offering of Registrable Securities, if any; fairly consider such reasonable changes in any such document prior to or after the filing thereof as the counsel to the Holders or the Underwriter or the Underwriters may request and not file any such document in a form to which the holders of a majority of the Registrable Securities being registered or any Underwriter shall reasonably object; and make such of the representatives of the Company as shall be reasonably requested by the Holders of

Registrable Securities being registered or any Underwriter available for discussion of such document;

              (ii) within a reasonable time prior to the filing of any document which is to be incorporated by reference into a Registration Statement or a Prospectus, provide copies of such document to counsel for the Holders; fairly consider such reasonable changes in such document prior to or after the filing thereof as counsel for such Holders or such Underwriter shall request; and make such of the representatives of the Company as shall be reasonably requested by such counsel available for discussion of such document;

          (n) cause all Registrable Securities to be qualified for inclusion in or listed on the Nasdaq Stock Market or any securities exchange on which securities of the same class issued by the Company are then so qualified or listed if so requested by the Majority Holders of Registrable Securities covered by a Registration Statement, or if so requested by the Underwriter or Underwriters of an Underwritten Offering of Registrable Securities, if any;

          (o) otherwise use its reasonable best efforts to comply with all applicable rules and regulations of the SEC, including making available to its security holders an earnings statement covering at least 12 months which shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder;

          (p) cooperate and assist in any filings required to be made with the NASD and in the performance of any due diligence investigation by any Underwriter in an Underwritten Offering; and

          (q) use its reasonable best efforts to facilitate the distribution and sale of any Registrable Securities to be offered pursuant to this Agreement, including without limitation by making road show presentations, holding meetings with potential investors and taking such other actions as shall be requested by the Majority Holders of Registrable Securities covered by a Registration Statement or the lead managing Underwriter of an Underwritten Offering.

          Each selling Holder of Registrable Securities as to which any registration is being effected pursuant to this Agreement agrees, as a condition to the registration obligations with respect to such Holder provided herein, to furnish to the Company such information regarding such Holder required to be included in the Registration Statement, the ownership of Registrable Securities by such Holder and the proposed distribution by such Holder of such Registrable Securities as the Company may from time to time reasonably request in writing.

          Each Holder agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in paragraph (e)(iv) of this Section, such Holder will forthwith discontinue disposition of Registrable Securities pursuant to the affected Registration Statement until such Holder's receipt of the copies of the supplemented or amended Prospectus, contemplated by paragraph (j) of this Section, and, if so directed by the Company, such Holder will deliver to the Company (at the expense of the Company), all copies in its possession, other than permanent file copies then in such Holder's possession, of the Prospectus covering such Registrable Securities which was current at the time of receipt of such notice.

          Section 5.  Indemnification; Contribution.

          (a) Indemnification by the Company.  The Company agrees to indemnify
              ------------------------------
and hold harmless each Person who participates as an underwriter (any such Person being an "Underwriter"), each Holder and their respective partners,
                 -----------
directors, officers and employees and each Person, if any, who controls any Holder or Underwriter within the meaning of Section 15 of the Securities Act or
Section 20 of the Exchange Act as follows:

          (i) against any and all losses, liabilities, claims, damages, judgments and reasonable expenses whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement pursuant to which Registrable Securities were registered under the Securities Act, including all documents incorporated therein by reference, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact contained in any Prospectus, including all documents incorporated therein by reference, or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

          (ii) against any and all losses, liabilities, claims, damages, judgments and reasonable expenses whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, investigation or proceeding by any governmental agency or body, commenced or threatened, or of any other claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, if such settlement is effected with the written consent of the Company; and

          (iii) against any and all reasonable expense whatsoever, as incurred (including fees and disbursements of counsel), incurred in investigating, preparing or defending against any litigation, investigation or proceeding by any governmental agency or body, commenced or threatened, in each case whether or not such Person is a party, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under sub-paragraph (i) or (ii) above;

provided, however, that this indemnity agreement does not apply to any Holder or Underwriter with respect to any loss, liability, claim, damage, judgment or expense to the extent arising out of any untrue statement or alleged untrue statement of a material fact contained in any Prospectus, or the omission or alleged omission therefrom of a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, in any such case made in reliance upon and in conformity with written information furnished to the Company by such Holder or Underwriter expressly for use in a Registration Statement (or any amendment thereto) or any Prospectus (or any amendment or supplement thereto).

          (b) Indemnification by Holders.  (i)  Each selling Holder severally
              ---------------------------
agrees to indemnify and hold harmless the Company, each Underwriter and the other selling Holders, and each of their respective partners, directors, officers and employees (including each officer of the Company who signed the Registration Statement), and each Person, if any, who controls the Company, any Underwriter or any other selling Holder within the meaning of Section 15 of the Securities Act, against any and all losses, liabilities, claims, damages, judgments and expenses described in the indemnity contained in paragraph (a) of this Section (provided that any settlement of the type described therein is effected with the written consent of such selling Holder), as incurred, but only with respect to untrue statements or alleged untrue statements of a material fact contained in any Prospectus or the omissions, or alleged omissions therefrom of a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, in any such case made in reliance upon and in conformity with written information furnished to the Company by such selling Holder expressly for use in such Registration Statement (or any amendment thereto) or such Prospectus (or any amendment or supplement thereto).

          (c) Conduct of Indemnification Proceedings.  Each indemnified party or
              --------------------------------------
parties shall give reasonably prompt notice to each indemnifying party or parties of any action or proceeding commenced against it in respect of which indemnity may be sought hereunder, but failure so to notify an indemnifying party or parties shall not relieve it or them from any liability which it or they may have under this indemnity agreement, except to the extent that the indemnifying party is materially prejudiced by such failure to give notice. If the indemnifying party or parties so elects within a reasonable time after receipt of such notice, the indemnifying party or parties may assume the defense of such action or proceeding at such indemnifying party's or parties' expense with counsel chosen by the indemnifying party or parties and approved by the indemnified party defendant in such action or proceeding, which approval shall not be unreasonably withheld; provided, however, that, if such indemnified party or parties determine in good faith that a conflict of interest exists and that therefore it is advisable for such indemnified party or parties to be represented by separate counsel or that, upon advice of counsel, there may be legal defenses available to it or them which are different from or in addition to those available to the indemnifying party, then the indemnifying party or parties shall not be entitled to assume such defense and the indemnified party or parties shall be entitled to separate counsel (limited in each jurisdiction to one counsel for all Underwriters and another counsel for all other indemnified parties under this Agreement) at the indemnifying party's or parties' expense. If an indemnifying party or parties is not so entitled to assume the defense of such action or does not assume such defense, after having received the notice referred to in the first sentence of this paragraph, the indemnifying party or parties will pay the reasonable fees and expenses of counsel for the indemnified party or parties (limited in each jurisdiction to one counsel for all Underwriters and another counsel for all other indemnified parties under this Agreement). No indemnifying party or parties will be liable for any settlement effected without the written consent of such indemnifying party or parties, which consent shall not be unreasonably withheld. If an indemnifying party is entitled to assume, and assumes, the defense of such action or proceeding in accordance with this paragraph, such indemnifying party or parties shall not, except as otherwise provided in this subsection (c), be liable for any fees and expenses of counsel for the indemnified parties incurred thereafter in connection with such action or proceeding.

          (d)  Contribution.
               ------------

          (i) In order to provide for just and equitable contribution in circumstances in which the indemnity agreement provided for in this Section is for any reason held to be unenforceable by the indemnified parties although applicable in accordance with its terms in respect of any losses, liabilities, claims, damages, judgments and expenses suffered by an indemnified party referred to therein, each applicable indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, liabilities, claims, damages, judgments and expenses in such proportion as is appropriate to reflect the relative fault of the Company on the one hand and of the liable selling Holders (including, in each case, that of their respective officers, directors, employees and agents) on the other in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages, judgments or expenses, as well as any other relevant equitable considerations. The relative fault of the Company on the one hand and of the liable selling Holders (including, in each case, that of their respective officers, directors, employees and agents) on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company, on the one hand, or by or on behalf of the selling Holders, on the other, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable by a party as a result of the losses, liabilities, claims, damages, judgments and expenses referred to above shall be deemed to include, subject to the limitations set forth in paragraph (c) of this Section, any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any action or claim.

          (ii) The Company and each Holder of Registrable Securities agree that it would not be just and equitable if contribution pursuant to this paragraph
(d) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in sub-paragraph (i) above. Notwithstanding the provisions of this paragraph (d), in the case of distributions to the public, an indemnifying Holder shall not be required to contribute any amount in excess of the amount by which (A) the total price at which the Registrable Securities sold by such indemnifying Holder and its affiliated indemnifying Holders and distributed to the public were offered to the public exceeds (B) the amount of any damages which such indemnifying Holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

          (iii) For purposes of this Section, each Person, if any, who controls a Holder or an Underwriter within the meaning of Section 15 of the Securities Act (and their respective partners, directors, officers and employees) shall have the same rights to contribution as such Holder or Underwriter; and each director of the Company, each officer of the Company who signed the Registration Statement, and each Person, if any, who controls the Company within the meaning of Section 15 of the Securities Act, shall have the same rights to contribution as the Company.

          Section 6.  Miscellaneous.

          (a) No Inconsistent Agreements.  The Company will not on or after the
              --------------------------
date of this Agreement enter into any agreement which conflicts with the provisions of this Agreement or which grants registration or similar rights nor has the Company entered into any such agreement, except for the registration rights which have been granted heretofore pursuant to (i) that certain Asset Purchase Agreement by and between IVI Checkmate Corporation, DataCard Financial Systems Corporation, and DataCard Corporation dated April 1, 1999 and the related Series D Preferred Stock issued pursuant to such Asset Purchase Agreement and having the rights as set forth in the Certificate of the Powers, Designations, Preferences and Rights of the Series D Preferred Stock of IVI Checkmate Corp, including the registration rights agreement made part thereof and (ii) that certain Compromise Agreement, dated March 29, 2000, by and between, IVI Checkmate Corporation and or its affiliates and Mr. Nicholas Michael and Rowe & Langley & Co, including the registration rights agreement made part thereof, and the Company will not on or after the date of this Agreement modify in any manner adverse to the Holders such existing agreements; provided, however, that nothing in this sentence shall prohibit the Company from granting registration rights to any Person (a "Third Party") who becomes an
                                               -----------
owner of Common Stock after the termination of the Merger Agreement (including granting incidental registration rights with respect to any Registration Statement required to be filed or maintained hereunder) if, and only if, (i) the Third-Party's registration rights (including, without limitation, demand registration rights) provide to the Holders of Registrable Securities who seek to participate in such registration (whether or not such registration is initiated hereunder) rights no less favorable to such Holders than those rights provided to the Holders hereunder as if such registration were a Required Registration (including, without limitation, the priority provisions contained in Sections 2(a)(vi)), provided further however, that if such registration is not initiated by the Initial Holders such registration shall not be deemed one of the three Required Registrations for purposes of the limitations contained in the second paragraph of Section 2(a)(v), and (ii) require the Third Party to enter into the agreements provided for in Section 3 hereof (as if it were the Company) on the terms and for the period applicable to the Company (including preventing sales pursuant to Rule 144 under the Securities Act) if requested by the sole Underwriter or lead managing Underwriter in an Underwritten Offering initiated by Holders of Registrable Securities pursuant to Section 2(a). The rights granted to the Holders hereunder do not in any way conflict with and are not inconsistent with the rights granted to the holders of the Company's other issued and outstanding securities under any such agreements.

          (b) Amendments and Waivers.  The provisions of this Agreement,
              ----------------------
including the provisions of this sentence, may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given unless the Company has obtained the written consent of a majority of the Holders and, if any such amendment, modification, supplement, waiver or consent would adversely affect the rights of any Holder hereunder, the written consent of each Holder which is affected shall be obtained; provided, however, that nothing herein shall prohibit any amendment, modification, supplement, waiver or consent the effect of which is limited only to those Holders who have agreed to such amendment, modification, supplement, waiver or consent.

          (c) Notices.  All notices and other communications provided for or
              -------
permitted hereunder shall be made in writing by hand delivery, telex, telecopier, or any courier guaranteeing overnight delivery (i) if to a Holder, at the most current address given by such Holder to the Company by means of a notice given in accordance with the provisions of this paragraph (c), which address initially is, with respect to each Holder as of the date hereof, the address set forth next to such Holder's name on the signature pages hereof with a copy to David A. Katz, Esq. and David C. Karp, Esq., telecopier number (212) 403-2000, and with respect to each Holder who becomes such after the date hereof, the address of such Holder in the stock or warrant records of the Company, or (ii) if to the Company at 1003 Mansell Road, Roswell, Georgia 30076
Attention: Chief Executive Officer, and thereafter at such other address, notice of which is given in accordance with the provisions of this paragraph
(c), with a copy to Scott M. Hobby, Esq. and W. Tinley Anderson, III, Esq., telecopier number (404) 888-4190. Notwithstanding the foregoing, the Company shall not be obligated to provide any notice to any other than Parent except with respect to a Required, Required Shelf or Incidental Registration Statement which has been filed and pursuant to which such Holder is identified as a selling stockholder.

          All such notices and communications shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; when answered back, if telexed; when receipt is acknowledged, if telecopied; and on the next business day if timely delivered to a courier guaranteeing overnight delivery. Notwithstanding the foregoing, nothing in this Section 6(d) is intended to enlarge the class of Persons which are Holders, as defined in the preamble of this Agreement, and thus entitled to the rights granted hereunder.

          (d) Successors and Assigns.  This Agreement shall inure to the benefit
              ----------------------
of and be binding upon the successors, assigns and transferees of each of the parties, including, without the need for an express assignment, subsequent Holders. If any successor, assignee or transferee of any Holder shall acquire Registrable Securities in any manner, whether by operation of law or otherwise, such Registrable Securities shall be held subject to all of the terms of this Agreement, and by taking and holding such Registrable Securities such Person shall be conclusively deemed to have agreed to be bound by and to perform all of the terms and provisions of this Agreement and to receive the benefits hereof. Notwithstanding the foregoing, nothing in this Section 6(d) is intended to enlarge the class of Persons which are Holders, as defined in the preamble of this Agreement, and thus entitled to the rights granted hereunder. For purposes of this Agreement, "successor" for any entity other than a natural person shall mean a successor to such entity as a result of such entity's merger, consolidation, liquidation, dissolution, sale of substantially all of its assets, or similar transaction.

          (e) Recapitalizations, Exchanges, etc., Affecting Registrable
              ---------------------------------------------------------
Securities.  The provisions of this Agreement shall apply, to the full extent
----------
set forth herein with respect to the Registrable Securities, to any and all securities or capital stock of the Company or any successor or assign of the Company (whether by merger, consolidation, sale of assets or otherwise) which may be issued in respect of, in exchange for, or in substitution of such Registrable Securities, by reason of any dividend, split, issuance, reverse split, combination, recapitalization, reclassification, merger, consolidation or otherwise. Upon the occurrence of any of such events, Common Share amounts hereunder shall be appropriately adjusted if necessary.

          (f) Counterparts.  This Agreement may be executed in two or more
              ------------
counterparts, each of which, when so executed and delivered, shall be deemed to be an original, but all of which counterparts, taken together, shall constitute one and the same instrument.

          (g) Descriptive Headings, Etc.  The headings in this Agreement are for
              -------------------------
convenience of reference only and shall not limit or otherwise affect the meaning of terms contained herein. Unless the context of this Agreement otherwise requires: (1) words of any gender shall be deemed to include each other gender; (2) words using the singular or plural number shall also include the plural or singular number, respectively; (3) the words "hereof", "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Article, Section and paragraph references are to the Articles, Sections and paragraphs to this Agreement unless otherwise specified; (4) the word "including" and words of similar import when used in this Agreement shall mean "including, without limitation," unless otherwise specified; (5) "or" is
                                                                       --
not exclusive; and (6) provisions apply to successive events and transactions.

          (h) Severability.  In the event that any one or more of the
              ------------
provisions, paragraphs, words, clauses, phrases or sentences contained herein, or the application thereof in any circumstances, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision, paragraph, word, clause, phrase or sentence in every other respect and of the other remaining provisions, paragraphs, words, clauses, phrases or sentences hereof shall not be in any way impaired, it being intended that all rights, powers and privileges of the parties hereto shall be enforceable to the fullest extent permitted by law.

          (i) Governing Law.  THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED
              -------------
IN ACCORDANCE WITH, THE LAWS OF THE STATE OF DELAWARE (WITHOUT GIVING EFFECT TO THE CONFLICTS OF LAW PRINCIPLES THEREOF).

          (j) Specific Performance.  The parties hereto acknowledge that there
              --------------------
would be no adequate remedy at law if any party fails to perform in any material respect any of its obligations hereunder, and accordingly agree that each party, in addition to any other remedy to which it may be entitled at law or in equity, shall be entitled to compel specific performance of the obligations of any other party under this Agreement in accordance with the terms and conditions of this Agreement in any court of the United States or any State thereof having jurisdiction.

          (k) Entire Agreement.  This Agreement is intended by the parties as a
              ----------------
final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein. This Agreement supersedes all prior agreements and understandings between the Company, on the one hand, and the other parties to this Agreement, on the other, with respect to such subject matter.

                  *                    *                    *

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first written above.

                              IVI CHECKMATE CORP.

                              By: /s/ John J. Neubert
                              Name:  John J. Neubert
                              Title: Executive Vice President - Finance and Administration, Chief Financial Officer, Treasurer and Secretary


                              INGENICO S.A.

                              By:/s/ Jean-Jacques Poutrel
                              Name: Jean-Jacques Poutrel
                              Title: President and Chief Executive Officer